Exhibit 10.10

AMENDMENT TO DEED OF SETTLEMENT

AMENDMENT TO DEED OF SETTLEMENT (the “Amendment”), dated April 28, 2019, by and among the following:

(1)	Splendid Days Limited, a company with limited liability incorporated under the Laws of the British Virgin Islands (the “SDL”);

(2)	The9 Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”);

(3)	China The9 Interactive Limited, a company incorporated under the laws of the Hong Kong SAR ( “HKCo 1”);

(4)	GameNow.net (Hong Kong) Limited, a company incorporated under the laws of the Hong Kong SAR ( “HKCo 2”);

(5)	China The9 Interactive (Shanghai) Limited (九城互动信息技术(上海)有限公司), a company incorporated under the laws of the PRC, with its registered address at Room 301, No. 3 Building, No. 690 Bibo Road, Pudong New District, Shanghai, the PRC (“WFOE 1”);

(6)	The9 Computer Technology Consulting (Shanghai) Co., Ltd. (第九城市计算机咨询(上海)有限公司), a company incorporated under the laws of the PRC, with its registered address at Room 103, No. 3 Building, No. 690 Bibo Road, Pudong New District, Shanghai, the PRC (“WFOE 2”); and

(7)	Shanghai The9 Information Technology Co., Ltd. (上海第九城市信息技术有限公司), a company incorporated under the laws of the PRC, with its registered address at Room 201, No. 3 Building, No. 690 Bibo Road, Pudong New District, Shanghai, the PRC (“Operating Company”).

The Company, HKCo 1, HKCo 2, WFOE 1, WFOE 2, and the Operating Company are collectively referred to as the “Warrantors” and each of them as a “Warrantor.”

WHEREAS

A.          SDL and the Warrantors entered into a Deed of Settlement dated March 11, 2019 (the “Deed”), pursuant to which the Warrantors agree to use the proceeds of the sale of the equity of WFOE 1, WFOE 2 and NewCo 3 (the “Equity Sale”) to repay the outstanding amount owed to SDL under the convertible note and warrant purchase agreement, dated November 24, 2015.

B.           In connection with the Equity Sale, the Company proposes to amend certain Reorganization steps, including (i) transferring the equity of WFOE 2, in lieu of the equity of WFOE 1, to the Operating Company as part of the Reorganization; and (ii) settling the intercompany payables and receivables among the Group Companies as set forth herein.

C.          To induce SDL to agree to such amendments, the Warrantors have agreed to provide, jointly and severally the representations, warranties, indemnities and other agreements as set forth herein.

D.          Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Deed.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, SDL and the Warrantors hereby agree as follows:

1.	Amended Reorganization Steps

Clauses 2.1 (Reorganization of the Holding Structure of the Mortgaged Properties) of the Deed shall be replaced in its entirety by the following (the “Amended Steps”):

“As soon as practicable, the Company and the Security Providers shall effect a reorganization of the holding structure of the Mortgaged Properties as follows, subject to any alternation to the steps as may be requested in writing by SDL from time to time (the “Reorganization”):

(a)	SDL will release the pledge over 100% of the equity interest of WFOE 2 pursuant to the terms of the Equity Pledge Agreement 2;

(b)	WFOE 1, WFOE 2 and certain Group Companies will enter into intercompany payable assignment and assumption agreement(s) pursuant to which WFOE 2 assumes the intergroup payables and receivables of WFOE 1 such that the intergroup balance of WFOE 1 will become zero;

(c)	the Operating Company, WFOE 2 and certain Group Companies will enter into intercompany payable assignment and assumption agreement(s) pursuant to which the Operating Company assumes the obligation of WFOE 2 to pay such Group Companies the amounts due and payable owed by WFOE 2 to them;

(d)	HKCo2 and the Operating Company will enter into a sale and purchase agreement, pursuant to which HKCo2 will sell to the Operating Company and the Operating Company will purchase from HKCo2 100% of the equity interest in WFOE 2 in consideration of RMB99,320,025. The payment of the consideration under such sale and purchase agreement will be deferred until the payment of the consideration by the third party buyer (“Buyer”) under the Equity Sale Agreements;

(e)	WFOE 2 will amend its articles of association and file a company change registration with the State Administration for Industry & Commerce, Ministry of Commerce and State Administration of Foreign Exchange and relevant competent authorities in the PRC, reflecting the change of shareholder from HKCo2 to the Operating Company;

(f)	SDL reserves the right to request the Operating Company to enter into an equity pledge agreement, pursuant to which the Operating Company will pledge its equity interest in WFOE 2 in favor of SDL upon the completion of company change registration referred to in Clause 2.1(e);

(g)	WFOE 2 and the Buyer will enter into a bridge loan agreement pursuant to which the Buyer will grant a loan in the principal amount of RMB40 million to WFOE 2;

(h)	WFOE 2 will use the loan proceeds to repay the amount due to the Operating Company arising from the assignment and assumption in Clause 2.1(c);

(i)	the Operating Company and WFOE 2 will enter into a subscription agreement pursuant to which the Operating Company will contribute the proceeds received from WFOE 2 in Clause 2.1(h) above to WFOE 2 in exchange for new shares to be issued by WFOE 2;

(j)	the steps set forth in Clauses 2.1(g) through (i) will be repeated until WFOE 2’s outstanding payable balance to the Operating Company is reduced to zero, at which time WFOE 2 will repay the bridge loan;

(k)	HKCo 1 will form a wholly owned limited liability company in accordance with the PRC laws (“NewCo 1”);

(l)	HKCo 2 will form a wholly owned limited liability company in accordance with the PRC laws (“NewCo 2”);

(m)	The Operating Company will form a wholly owned limited liability company in accordance with the PRC laws (“NewCo 3”);

(n)	WFOE 1 will transfer all of its assets except for the real estate properties to NewCo 1;

(o)	WFOE 2 will transfer all of its assets except for the real estate properties to NewCo 2;

(p)	The Operating Company will contribute all of its real estate properties to NewCo 3 (the “Contribution”); and

(q)	Immediately prior to the Contribution, SDL will procure QEL to instruct the Entrustment Bank to release the mortgage over the Mortgaged Properties listed in items nos. 47 to 50 on Appendix 2 hereto (the “Existing Mortgage”), pursuant to the Control Agreement; provided that, the Operating Company and NewCo 3 will simultaneously execute and deliver to SDL any and all agreements and other instruments necessary and desirable to substitute the Existing Mortgage with a replacement mortgage granted by NewCo 3 over the said Mortgage Properties in favor of the Entrustment Bank to secure the obligations of WFOE 2 under the Onshore Loan Agreement (the “Replacement Mortgage”), to be dated and take effect as of the date of the Contribution. Without prejudice to the foregoing, upon SDL’s request, the NewCo 3 shall promptly (x) remove its then legal representative from such office and appoint the person designated by SDL as the new legal representative, and (y) enter into any custody arrangement with respect to the corporate chops or seals, bank mandates, books and records of NewCo 3 as requested by SDL. Immediately upon the Contribution, the Parties agree to take any and all actions required to perfect the Replacement Mortgage.”

2.	Representation, Warranty and Indemnity

2.1         The Warrantors jointly and severally represent and warrant to SDL that neither the Amended Steps nor the consummation of the transactions contemplated thereby will violate or breach or result in a violation or breach of (i) any applicable laws or (ii) any negative tax, accounting and regulatory compliance consequences with respect to SDL, any Warrantor or their respective affiliates as compared to the original Reorganization steps set forth in Clause 2 of the Deed prior to the execution of this Amendment.

2.2         The Warrantors shall jointly and severally indemnify and hold harmless SDL against all liabilities, damages, costs and expenses arising from the Amended Steps or the consummation of the transactions contemplated thereby.

3.	Continuing Obligations

The provisions of the Deed shall, save as amended by this Amendment, continue in full force and effect. For the avoidance of doubt, the representation, warranty and indemnity provided by the Warrantors in Clause 2 above are in addition to, and not in derogation of, the representations, warranties and indemnities as set forth in the Deed.

4.	Miscellaneous

The provisions under Section 6 (Miscellaneous) of the Deed are incorporated in this Agreement by reference mutatis mutandis; provided that, references to “this deed” in such sections shall mean this Amendment and references to “Party” or “Parties” shall mean the party or parties to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Warrantors and SDL have caused this Amendment to be duly executed as of the day and year first written above.

The9 Limited

By:	/s/ George Lai
Name: George Lai
Title: Director

China The9 Interactive Limited

By:	/s/ Yong Wang
Name: Yong Wang
Title:

GameNow.net (Hong Kong) Limited

By:	/s/ Yong Wang
Name: Yong Wang
Title:

China The9 Interactive (Shanghai) Ltd.
(九城互动信息技术(上海)有限公司)

By:	/s/ Wei Ji
Name: Wei Ji
Title:

The9 Computer Technology Consulting (Shanghai) Co., Ltd.
第九城市计算机技术咨询(上海)有限公司

By:	/s/ Wei Ji
Name: Wei Ji
Title:

Shanghai The9 Information Technology Co., Ltd.
上海第九城市信息技术有限公司

By:	/s/ Wei Ji
Name: Wei Ji
Title:

Splendid Days Limited

By:	/s/ Arthur Lau
Name: Arthur Lau
Title: Authorized Signatory